UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Implementation of “At-the-Market” Program

On March 23, 2018, Global Net Lease, Inc. (the “Company”) and Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc., BMO Capital Markets Corp. and B. Riley FBR, Inc. (each, an “Agent” and collectively, the “Agents”), pursuant to which the Company may, from time to time, offer, issue and sell to the public, through the Agents, shares (the “Shares”) of the Company’s 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) having an aggregate offering price of up to $200,000,000.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, shares of the Series A Preferred Stock offered by the Company under and in accordance with the Equity Distribution Agreement. The sales, if any, of the Series A Preferred Stock, made under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use any net proceeds from this offering for the purchase of future properties and general corporate purposes.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-214579). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated March 23, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Equity Distribution Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. The foregoing description of the Equity Distribution Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

BMO Capital Markets Corp. acted as joint lead arranger and bookrunner for, and an affiliate of BMO Capital Markets Corp. is an administrative agent and lender under, the Company’s credit facility. B. Riley FBR, Inc. or its affiliates are agents under the Company’s existing “at-the-market” program for shares of its common stock.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Amendment to the Operating Partnership Agreement

On March 23, 2018, the Company, in its capacity as the general partner of the Operating Partnership, entered into a Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Fourth Amendment”), increasing by 8,000,000 the number of authorized 7.25% Series A Cumulative Redeemable Preferred Units, which are units of limited partnership in the Operating Partnership that have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock.

The foregoing description of the Fourth Amendment does not purport to be a complete description and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

Series A Preferred Stock

On March 23, 2018, the Company filed its Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland, which became effective upon acceptance for record. The Articles Supplementary classified an additional 8,000,000 shares of the Company’s authorized shares of preferred stock, $0.01 par value per share, as Series A Preferred Stock.

The foregoing description of the Articles Supplementary does not purport to be a complete description and is qualified in its entirety by reference to the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated March 23, 2018, by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P. and Ladenburg Thalmann & Co., BMO Capital Markets Corp. and B. Riley FBR, Inc.
3.1	Articles Supplementary classifying additional shares of 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.
5.1	Opinion of Venable LLP.
8.1	Opinion of Proskauer Rose, LLP.
10.1	Fourth Amendment, dated March 23, 2018, to the Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated June 2, 2015.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Proskauer Rose, LLP (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer and President